February 12, 1996

          To the Board of Trustees of
          The MainStay Funds


          In planning and performing our audit of the financial statements of the Mainstay Capital Appreciation Fund, Value Fund,
Total
          Return Fund, Convertible Fund, High Yield Corporate
Bond Fund,
          Government Fund, Tax Free Bond Fund, Money Market Fund, International Bond Fund, International Equity Fund,
Equity Index
          Fund, California Tax Free Fund and New York Tax Free
Fund,
          separate portfolios constituting the MainStay Funds
(the "Funds")
          for the year ended December 31, 1995, we considered its internal control structure, including procedures for safeguarding
          securities, in order to determine our auditing procedures for the purposes of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control structure.

          The management of the Funds is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are
          required to assess the expected benefits and related costs of internal control structure policies and procedures.
Two of the
          objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are appropriately safeguarded against loss from unauthorized use or disposition and that transactions are
          executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

          Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be
          detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become
          inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

          Our consideration of the internal control structure would not necessarily disclose all matters in the internal control
          structure that might be material weaknesses under standards established by the American Institute of Certified
Public
          Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted
          no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1995.


          This report is intended solely for the information and use of management and the Securities and Exchange Commission.



          /s/Price Waterhouse LLP

          PRICE WATERHOUSE LLP